							       Exhibit 99.4



Analyst contact:
Dennis E. McDaniel
Vice President, Investor Relations
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com



For Immediate Release


		      OHIO CASUALTY CORPORATION REPORTS
		 29% INCREASE IN SECOND QUARTER NET INCOME


FAIRFIELD, OHIO, July 26, 2005 --- Ohio Casualty Corporation (NASDAQ:OCAS) today announced the following results for its second quarter ended June 30, 2005, compared with the same period of the prior year:

    - Net income of $42.1 million, or $0.63 per diluted share, versus $32.7 million, or $0.48 per diluted share;

    - All Lines combined ratio (GAAP) of 95.5%, a 3.7 point improvement; and

    - Operating income (A) of $33.2 million versus $30.6 million, a $2.6 million or 8.5% increase.

    - Included in net and operating income above is $8.3 million ($5.9 million after tax, or $0.09 per diluted share) related to the loss on retirement of convertible debt.

Results for the six months ended June 30, 2005, compared with the same period of the prior year:

    - Net income of $79.8 million, or $1.18 per diluted share, versus $51.9 million, or $0.78 per diluted share;

    - All Lines combined ratio (GAAP) of 95.5%, a 6.0 point improvement; and

    - Operating income (A) of $70.9 million versus $49.0 million, a $21.9 million or 44.7% increase.

    - Included in net and operating income above is $9.0 million ($6.6 million after tax, or $0.10 per diluted share) related to the loss on retirement of convertible debt.

President and Chief Executive Officer Dan Carmichael commented, "Ohio Casualty's commitment to disciplined, profitable underwriting once again yielded a substantial quarterly underwriting profit, as both losses and underwriting expenses declined significantly from the prior-year quarter. I am also pleased with the results of our debt reduction efforts completed last month. Although the redemptions of our convertible notes affected our income for the quarter, they substantially reduced our debt ratio and reduced the risk of significant dilution to our current shareholders. In addition, during the quarter we announced the reinstatement of our common-share dividend. We intend to bring our improved financial position to the attention of the rating agencies. Finally, we are pleased to welcome Ralph S. (Mike) Michael, who this week joined the Company as President and Chief Operating Officer. Mike will be applying his significant expertise in marketing financial services toward the development of new premium growth strategies."

Improved second quarter earnings were driven by lower underwriting losses and expenses despite a 0.5% decline in earned premium. The loss ratio declined
2.9 points compared to the same period last year principally due to lower catastrophe losses. The second quarter underwriting expense ratio improved
1.7 points compared to last year, still more evidence of the continuing reduction in operating costs resulting from Cost Structure Efficiency initiatives.

Loss and loss adjustment expense reserves continued to develop favorably in the second quarter. Favorable development was $2.9 million in the second quarter 2005 compared to $10.2 million in the same period last year.

The major components of net income are summarized in the table below:

						    Three Months
Summary Income Statement                            Ended June 30
($ in millions, except share data)               2005           2004
----------------------------------               ----           ----
Premiums and finance charges earned            $365.5         $367.2
Investment income less expenses                  48.6           48.6
Investment gains realized, net                   13.8            3.2
					       ----------------------
     Total revenues                            $427.9         $419.0

Losses and benefits for policyholders          $191.7         $203.1
Loss adjustment expenses                         40.4           40.1
Underwriting expenses                           117.5          121.0
Corporate and other expenses                     18.6            7.8
					       ----------------------
     Total expenses                            $368.2         $372.0

Income tax expense:
   On investment gains realized                 $ 4.8          $ 1.1
   On all other income                           12.8           13.2
						---------------------
     Total income tax expense                   $17.6          $14.3

Cumulative effect of an
  accounting change                             $  -           $  -
						---------------------

Net income                                      $42.1          $32.7
						=====================

Average shares outstanding - diluted       66,997,317     71,371,586
Net income, per share - diluted                 $0.63          $0.48


						      Six Months
Summary Income Statement                             Ended June 30
($ in millions, except share data)               2005           2004
----------------------------------               ----           ----
Premiums and finance charges earned            $727.8         $728.3
Investment income less expenses                  97.0           99.1
Investment gains realized, net                   13.8            6.9
					       ----------------------
     Total revenues                            $838.6         $834.3

Losses and benefits for policyholders          $382.8         $398.3
Loss adjustment expenses                         83.3           78.4
Underwriting expenses                           229.7          262.5
Corporate and other expenses                     33.4           18.2
					       ----------------------
     Total expenses                            $729.2         $757.4

Income tax expense:
   On investment gains realized                 $ 4.8         $  2.4
   On all other income                           24.8           21.0
						---------------------
     Total income tax expense                   $29.6          $23.4

Cumulative effect of an
  accounting change                             $  -          $ (1.6)
						---------------------

Net income                                      $79.8          $51.9
						=====================

Average shares outstanding - diluted       69,327,993     71,204,439
Net income, per share - diluted                 $1.18          $0.78

In connection with the adoption of Emerging Issues Task Force ("EITF") Consensus 04-8 "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" in the fourth quarter 2004, the Company was required to restate the average shares outstanding-diluted and net income per share-diluted for the three and six months ended June 30, 2004. The restatement lowered net income per share-diluted by $0.04 and $0.05, respectively, for the three and six months ended June 30, 2004.

Consolidated before-tax net investment income was flat, as growth from significant positive operating cash flows was offset by declines in before-tax investment yields. On an after-tax basis, however, net investment income increased $2.7 million, driven by increases in tax exempt security holdings that reduced the effective tax rate on investment income to 27.5% in the second quarter this year from 33.2% a year ago.

Book value per share increased $1.07, or 5.1% to $21.89 at June 30, 2005, compared to $20.82 at December 31, 2004.

For a more detailed discussion of the financial condition and the results of operations at June 30, 2005 and for the three and six month periods then ended, please see the Quarterly Report on Form 10-Q for this period, filed with the Securities and Exchange Commission (SEC).

Supplemental financial information for the second quarter and six months ended June 30, 2005, including certain financial measures, is available on Ohio Casualty Corporation's website at www.ocas.com and was also filed on Form 8-K with the SEC. A discussion of the differences between statutory accounting principles and accounting principles generally accepted in the United States is included in Item 15 of the Corporation's Form 10-K for the year ended December 31, 2004.

Investors are advised to read the safe harbor statement at the end of this release.

Conference Call
The Corporation will conduct a teleconference call to discuss information included in this news release and related matters at 10:00 a.m. EDT on Wednesday, July 27, 2005. The call is being webcast by Vcall and can be accessed at Ohio Casualty Corporation's website at www.ocas.com. The webcast is also being distributed over PrecisionIR's Investor Distribution network to both institutional and individual investors. Investors can listen to the call through PrecisionIR's webcast site at www.vcall.com or by visiting any of the investor sites in PrecisionIR's Investor Network. The webcast will be available for replay through October 27, 2005. To listen to call playback by telephone, dial 1-800-252-6030, then enter ID code 42596027. Call playback begins at 5 p.m. EDT on July 27, 2005 and extends through midnight on July 29, 2005.


Quiet Period
The Corporation observes a quiet period and will not comment on financial results or expectations during quiet periods. The quiet period for the third quarter will start October 1, 2005 extending through the time of the earnings conference call, tentatively scheduled for October 27, 2005.

Corporate Profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 47th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2005). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.7 billion as of June 30, 2005.

Safe Harbor Statement
Ohio Casualty Corporation publishes forward-looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are not historical information, are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The operations, performance and development of the Corporation's business are subject to risks and uncertainties, which may cause actual results to differ materially from those contained in or supported by the forward-looking statements in this release. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; litigation and administrative proceedings; rating agency actions; acts of war and terrorist activities; ability to appoint and/or retain agents; ability to achieve targeted expense savings; ability to achieve premium targets and profitability goals; and general economic and market conditions.

Ohio Casualty Corporation undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Investors are also advised to consult any further disclosures made on related subjects in the Company's reports filed with the Securities and Exchange Commission or in subsequent press releases.

(A) Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Reconciliation of Net Income to Operating Income
Management of the Corporation believes the significant volatility of realized investment gains and losses limits the usefulness of net income as a measure of current operating performance. Accordingly, management uses the non-GAAP financial measure of operating income to further evaluate current operating performance. Operating income, both in dollar amounts and per share amounts, are reconciled to net income and net income per share in the table below:

						Three Months
					       Ended June 30
($ in millions)                              2005          2004
---------------                              ----          ----
Operating income                            $33.2         $30.6
After-tax net realized gains                  8.9           2.1
Cumulative effect of accounting change         -             -
					    ------        ------
Net income                                  $42.1         $32.7
					    ======        ======
Operating income
   per share - diluted                      $0.50         $0.45
After-tax net realized gains per
   share- diluted                            0.13          0.03
Cumulative effect of accounting change
   per share - diluted                        -             -
					    ------        ------
Net income per share - diluted              $0.63         $0.48
					    ======        ======

						 Six Months
					       Ended June 30
($ in millions)                              2005          2004
---------------                              ----          ----
Operating income                            $70.9         $49.0
After-tax net realized gains                  8.9           4.5
Cumulative effect of accounting change         -           (1.6)
					    ------        ------
Net income                                  $79.8         $51.9
					    ======        ======
Operating income
   per share - diluted                      $1.05         $0.74
After-tax net realized gains per
   share- diluted                            0.13          0.06
Cumulative effect of accounting change
   per share - diluted                        -           (0.02)
					    ------        ------
Net income per share - diluted              $1.18         $0.78
					    ======        ======

As mentioned previously, in connection with the adoption of EITF 04-8 in the fourth quarter 2004, the Company was required to restate per share amounts for the three months and six months ended June 30, 2004. The restatement lowered net income, per share-diluted, by $0.04 and $0.05 for the three and six months ended June 30, 2004, respectively.

Reconciliation of Net Income Return on Equity to Operating Income Return on
Equity
Operating income return on equity is a ratio management calculates using non-GAAP financial measures. It is calculated by dividing the annualized consolidated operating income (see calculation below) for the most recent quarter by the adjusted average shareholders' equity for the quarter using a simple average of beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains and losses. This ratio provides management with an additional measure to evaluate the results excluding the unrealized changes in the valuation of the investment portfolio that can fluctuate between periods. The following table reconciles operating income return on equity to net income return on equity, the most directly comparable GAAP measure:

					       Three Months
					       Ended June 30
($ in millions)                             2005           2004
---------------                             ----           ----
Net income                              $   42.1        $   32.7
Average shareholders' equity             1,351.2         1,207.4
Return on equity based on
  annualized net income                    12.5%           10.8%
					   =====           =====

Operating income                        $   33.2        $   30.6
Adjusted average shareholders'
  equity                                 1,090.2           920.5
Return on equity based on
  annualized operating income              12.2%           13.3%
					   =====           =====

Average shareholders' equity            $1,351.2        $1,207.4
Average unrealized gains                   261.0           286.9
					--------        --------
Adjusted average shareholders'
   equity                               $1,090.2        $  920.5
					========        ========

						 Six Months
					       Ended June 30
($ in millions)                             2005           2004
---------------                             ----           ----
Net income                              $   79.8        $   51.9
Average shareholders' equity             1,352.8         1,162.9
Return on equity based on
  annualized net income                    11.8%            8.9%
					   =====            ====

Operating income                        $   70.9        $   49.0
Adjusted average shareholders'
  equity                                 1,069.0           899.6
Return on equity based on
  annualized operating income              13.3%           10.9%
					   =====           =====

Average shareholders' equity            $1,352.8        $1,162.9
Average unrealized gains                   283.8           263.3
					--------        --------
Adjusted average shareholders'
   equity                               $1,069.0        $  899.6
					========        ========